Exhibit 10.1

FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT

This AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of May 1, 2012, is entered into by and among CEREPLAST, INC., a Delaware corporation (“Borrower”), COMPASS HORIZON FUNDING COMPANY LLC (“Horizon”), a Delaware corporation and HORIZON CREDIT I LLC (“HCI” and collectively with Horizon, “Lender”), a Delaware limited liability company, as assignee and holder of Advance (Loan A).

RECITALS

A. Pursuant to that certain Venture Loan and Security Agreement dated as of December 21, 2010 (as the same has been and may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Borrower and Lender, Lender, among other things, has (i) provided certain loans to Borrower as evidenced by (a) a certain Secured Promissory Note (Loan A) executed by Borrower in favor of Lender, dated as of December 21, 2010, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (“Note A”) and (b) a certain Secured Promissory Note (Loan B) executed by Borrower in favor of Lender, dated as of February 17, 2011, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (“Note B” and collectively with Note A, the “Notes”) and (ii) been granted a security interest in all assets of Borrower.

B. Borrower has now requested that Lender amend certain of the payment provisions relating to the Notes.

C. Lender is willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.	Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.

Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing Obligations of Borrower to Lender, and (ii) the Obligations to Lender under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except for Borrower’s Intellectual Property, and with respect to Third Party Equipment, consistent with the provisions of Section 4.8 of the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set off against the Lender in any way regarding or relating to the

Loan Agreement or Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred and is continuing under the Loan Agreement.

3.	Amendments to Loan Agreement.

(a)	Borrower and Lender hereby agree that the definition of “Maturity Date” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

““Maturity Date” means the earlier to occur of (i) August 1, 2014 or (ii) the date of acceleration of a Loan following an Event of Default or the date of prepayment of a Loan, whichever is applicable.”

(b)	Borrower and Lender hereby agree that Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Scheduled Payments. With respect to Loan A, Borrower shall make payments of accrued interest and principal in such amounts and on such Payment Dates as set forth in the Note applicable to Loan A (the “Loan A Scheduled Payments”). With respect to Loan B, Borrower shall make payments of accrued interest and principal in such amounts and on such Payment Dates as set forth in the Note applicable to Loan B (the “Loan B Scheduled Payments”, and collectively with the Loan A Scheduled Payments, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the dates set forth in the Notes and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date.”

(c)	Borrower and Lender hereby agree that Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Financial Statements, Reports, Certificates. Borrower shall deliver to Lender (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower’s operations during such period, certified by Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”); (b) as soon as available, but in any event within one hundred thirty-five (135) days after the end of Borrower’s fiscal year, audited financial statements of Borrower prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lender, which initially shall be HJ Associates & Consultants, LLP; (c) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year or the date of Borrower’s board of directors’ adoption, Borrower’s operating budget and plan for the next fiscal year; and (d) such other financial information as Lender may reasonably request from time to time. Promptly as they are available and in any event: (x) at the time of filing of Borrower’s Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (y) at the time of filing of Borrower’s Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders; and (ii) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Borrower or the commencement of any action, proceeding or governmental investigation involving Borrower is commenced that is reasonably expected to result in damages or costs to Borrower of Two Hundred Fifty Thousand Dollars ($250,000).”

4.	Borrower and Lender hereby agree that the following shall be added to the Loan Agreement as Section 6.12:

“Late Fees. Borrower shall, on or before September 1, 2012, pay to Lender the sum of Fifteen Thousand Four Hundred Ninety-Nine and 24/100 Dollars ($15,499.24) in late fees incurred by Borrower in connection with amounts due on the Notes on the Payment Dates in May 2012 and June 2012.”

5.	Borrower and Lender hereby agree that the following shall be added to the Loan Agreement as Section 6.13:

“Amendment Fee. Borrower shall, on or before September 1, 2012, pay to Lender the sum of Sixty-Three Thousand Nine Hundred Ninety and 46/100 Dollars ($63,990.46) in connection with the First Amendment of Venture Loan and Security Agreement.”

6.	Borrower and Lender hereby agree that Section 8.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Certain Covenant Defaults. If Borrower fails to perform any obligation under Section 6.8, Section 6.12, or Section 6.13 or violates any of the covenants contained in Section 7 of this Agreement.”

7.	Amendment to Notes. The Notes are hereby amended and restated in their entirety as set forth in Exhibit A attached hereto and made a part hereof (“Amended and Restated Notes”).

8.	Amendment to Warrant. The Warrant is hereby amended and restated in its entirety as set forth in Exhibit B attached hereto and made a part hereof (“Amended and Restated Warrant”).

9.	Conditions to Effectiveness. Lender’s consent and agreement herein is expressly conditioned on all of the following

(a)	Borrower executing and delivering to Lender an executed copy of this Agreement;

(b)	Borrower executing and delivering to Lender executed copies of the Amended and Restated Notes;

(c)	Borrower executing and delivering to Lender an executed copy of the Amended and Restated Warrant;

(d)	Borrower executing and delivering to Lender an executed copy of a new Warrant entitling Lender to purchase Two Hundred Twenty Five Thousand (225,000) shares of Borrower’s common stock at a strike price of One Cent ($0.01) per share;

(e)	Borrower delivering to Lender executed copies of forebearance agreements with each of Borrower’s current bondholders for whom an interest payment due June 1, 2012 was not made by the Company; and

(f)	Borrower’s shall pay to Lender accrued but unpaid interest on the Loans in an amount of Eighty Five Thousand Three Hundred Twenty and 62/100 Dollars ($85,320.62).

10.	Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

11.	Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

12.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

13.	Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

14.	Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lender with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:
CEREPLAST, INC.

By:	/s/ Frederic Scheer
Name: Frederic Scheer
Title: Chief Executive Officer

LENDER:
COMPASS HORIZON FUNDING COMPANY LLC
By: Horizon Technology Finance Corporation, its sole member

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer

HORIZON CREDIT I LLC
By: Compass Horizon Funding Company LLC, its sole member
By: Horizon Technology Finance Corporation, its sole member

By:	/s/ Robert D. Pomeroy, Jr.
Name: Robert D. Pomeroy, Jr.
Title: Chief Executive Officer